                                                                     Exhibit 3.4

                                State of Delaware

                        Office of the Secretary of State
                       -----------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DRIVERFX1.COM, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2000, AT 11:55 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State
                                        AUTHENTICATION:  0871054

                          CERTIFICATE OF INCORPORATION
                                       OF
                               DriverFxl.com, Inc.

     FIRST: The name of the Corporation is DriverFxl.com, Inc.

     SECOND: The registered office of the Corporation in the State of Delaware and New Castle County shall be 1201 Market Street, Suite 1600, Wilmington, Delaware 19801. The registered agent at such address shall be PHS Corporate Services, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000). All such shares are to be of the par value of $.01 per share.

     FIFTH: The name and mailing address of the incorporator are as follows:

                           Marcell G. Pace
                           Pepper Hamilton, LLP
                           3000 Two Logan Square
                           18/th/ and Arch Streets
                           Philadelphia, PA  19103-2799

     SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appoint for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     EIGHTH: The original bylaws of the Corporation shall be adopted by the incorporator. Thereafter, the Directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     NINTH: The election of the directors of the Corporation need not be by written ballot unless the bylaws of the Corporation shall so provide.

     THE UNDERSIGNED, being the incorporator for the purpose of forming a corporation pursuant to Chapter 1, Title 8, of the Delaware Code, entitled "General Corporation Law," and the acts amendatory thereof and supplemental thereto, if any, makes and files this Certificate of Incorporation, hereby declaring and certifying that said instrument is its act and deed and that the facts stated herein are true, and accordingly executed this Certificate of Incorporation as of December 20, 2000.


                                        /s/ Marcell G. Pace
                                        ----------------------------------------
                                        Marcell G. Pace, Incorporator